DOMESTIC             Minimum Fee $35 (See section 1401 sub-section 15)
BUSINESS CORPORATION                     File No. 19240001 D Pages 2
					 Fee Paid $35
					 DCN     2021621300021  AMEN
    STATE OF MAINE                       ------FILED---------------
					    05/24/2002
					 ____________________________________
    ARTICLES OF AMENDMENT
(Shareholders Voting as One Class)
						 /s/ Julie L. Flynn
						 ------------------
					       Deputy Secretary of State
					_____________________________________

					A True Copy When Attested By Signature

 Bangor Hydro-Electric Company                   /s/ Julie L. Flynn
___________________________________              ------------------
      (Name of Corporation)                   Deputy Secretary of State


Pursuant to 13-A MRSA sections 805 and 807, the undersigned corporation adopts these Articles of Amendment:

FIRST: All outstanding shares were entitled to vote on the following amendment as one class.

SECOND: The amendment set out in Exhibit A attached was adopted by the shareholders on (date) April 24, 2002.
			--------------
  ("X" one box only)

      X       at a meeting legally called and held   OR
     ---
     ___     by unanimous written consent

THIRD: Shares outstanding and entitled to vote and shares voted for and against said amendment were:

	       Number of Shares Outstanding        NUMBER          NUMBER
		  and Entitled to Vote           Voted For      Voted Against
	       ----------------------------      ---------      -------------

  Preferred                47,340                  15,753            3,428

  Common                7,363,424               7,363,424               0
			---------               ---------            ------
	Total           7,410,764               7,379,177             3,428

    Common stock is entitled to 1/12 of a vote per share.

FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not set forth in the amendment itself.

FIFTH: If the amendment changes the number of par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

      Class    Series (If Any)     Number of Shares    Par Value (If Any)
      -----    ---------------     ----------------    ------------------



	The aggregate par value of all such shares (of all classes and series) having par value is $_____________

	The total number of all such shares (of all classes and series) without par value is _____________shares

SIXTH:  The address of the registered office of the corporation in the
	State of Maine is    33 State Street
			     ---------------
		      Bangor  ME  04401
	 --------------------------------------------------------------
		      (street, city, state and zip code)



DATED       May 15, 2002                *By   /s/ Andrew Landry
	    ------------                     -------------------
						 (signature)

					     Andrew Landry, Clerk
					    --------------------------
MUST BE COMPLETED FOR VOTE              type or print name and capacity)
     OF SHAREHOLDERS
--------------------------------
I certify that I have custody of
the minutes showing the above
action by the shareholders.            *BY_________________________________
						   (signature)

________________________________
(signature of clerk, secretary or        ------------------------------------
asst. secretary)                            (type or print name and capacity)
---------------------------------

Exhibit A
---------
RESOLVED that the Articles of Incorporation of the Company, as amended to date, be further amended to permit the Company to use its unreserved and unrestricted capital surplus, as defined in the Maine Business Corporation Act, to make capital distributions as permitted by Section 517 of the Maine Business Corporation Act or to repurchase its own common or preferred shares as permitted by Section 518 of the Maine Business Corporation Act, and to authorize the Company's Board of Directors to direct such a capital distribution or such a repurchase of common or preferred shares from time-to-time, to the extent such a distribution or repurchase is not contrary to any other provision of these Articles, on such terms as they deem reasonable and in the best interests of the Company.






NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in section 806, or because the articles so provide. For vote necessary for adoption see section 805.
______________________________________________________________________________


*This document MUST be signed by (1) the Clerk OR (2) the President or a vice-president and the Secretary or an assistant secretary, or such other officer as the bylaws may designate as a 2nd certifying officer OR (3) if there are no such officers, then a majority of the Directors or such directors as may be designated by a majority of directors then in office OR (4) if there are no such directors, then the Holders, or such of them as may be designated by the holders, of record of a majority of all outstanding shares entitled to vote thereon OR (5) the Holders of all of the outstanding shares of the corporation.

SUBMIT COMPLETED FORMS TO:  CORPORATE EXAMINING SECTION, SECRETARY OF STATE,
			     101 STATE HOUSE STATION, AUGUSTA, ME  04333-0101
FORM NO. MBCA-9   Rev. 96               TEL. (207) 287-4195